SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 5, 1999


                     Cornerstone Internet Solutions Company
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             (Exact name of registrant as specified in its charter)


    Delaware                     1-13360           22-3272662
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(State or other jurisdiction   (Commission       (IRS Employer
     of incorporation)         File Number)   Identification No.)


                584 Broadway, Suite 509, New York, New York 10012
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                    (Address of principal executive offices)


Registrant's telephone number, including area code: (212) 343 3920


                                       N/A
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         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

                  Cornerstone Internet Solutions Company (the "Company") announced on February 5, 1999 that the Nasdaq SmallCap Market has advised the Company that the Company's securities will continue to be listed on the Nasdaq SmallCap Market. The Company had met with the Nasdaq Listing Qualification Panel on January 7, 1999 to determine whether the Company's securities met the requirements for continued listing.

                  Pursuant to customary practice, the Nasdaq Listing and Hearing Review Council may, on its own motion, determine to review any decision by the Panel within 45 days of the decision. If the Review Council determines to review the decision that the Company's securities will continue to be listed, it may affirm, modify, reverse, dismiss, or remand the decision to the Panel. While the Company may also request a review of the decision within 15 days of the decision, the Company does not anticipate doing so. The institution of any review will not operate as a stay of the decision to continue listing of the Company's securities.



                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CORNERSTONE INTERNET SOLUTIONS COMPANY



Dated: February 5, 1999               By: /s/ Edward Schroeder
                                          --------------------------------------
                                      Name:  Edward Schroeder
                                      Title: President and Chief Executive
                                             Officer

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